                                                                   EXHIBIT 10.10

                              SUBLEASE AGREEMENT
                              ------------------

     This Sublease Agreement ("Sublease Agreement") is dated this ____ day of February, 1999, between HART GRAPHICS, INC., A TEXAS CORPORATION ("Sublessor") and GARDEN ESCAPE, INC., a Delaware corporation ("Sublessee").

     WHEREAS, Sublessor has leased the property located at 3301 Steck Avenue, Austin, Texas 78757, including a building containing approximately 48,000 square feet, more or less, said property being more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Premises") and Sublessee desires to sublease a portion of the building from Sublessor, which portion comprises approximately 26,625 square feet, more or less, and is more particularly shown on the floor plan attached hereto as Exhibit "B" and made a part hereof (the "Subpremises");

     NOW, THEREFORE, in consideration of the rent reserved herein, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Sublessor has sublet and by these presents, does hereby sublet the Subpremises to Sublessee, and Sublessee does hereby sublease the Subpremises from Sublessor, subject to all of the following terms and provisions:

     1.  Assumption of rights and duties Under Lease Agreement.  Sublessee
         -----------------------------------------------------
acknowledges and agrees that Sublessee is taking possession of the Subpremises subject to the Lease agreement dated January 1, 1995, between William L. Hart as Lessor ("Lessor") and Hart Graphics, Inc. as Lessee, a copy of said lease being attached hereto marked Exhibit "C" and made a part hereof (the "Lease Agreement"). Except as may be inconsistent with the terms hereof, Sublessee shall have all of the rights of Lessee under the Lease Agreement insofar as they relate to the Subpremises and Sublessee agrees to assume, be bound by and timely perform all of the covenants, duties and obligations of Lessee contained in the Lease Agreement as they relate to the Subpremises arising from and after the commencement date (other than the payment of rent, as this Sublease Agreement sets forth Sublessee's obligation in that regard or any other provision which is noted as not applicable to Sublessee herein). Except as may be inconsistent with the terms hereof, all of the terms, covenants and conditions of the Lease Agreement shall be applicable to this Sublease Agreement with the same force and effect as if Sublessor was the lessor under the Lease Agreement and Sublessee was the lessee thereunder. Lessor must approve this Sublease before it becomes effective by agreeing to the terms set forth above the signature line for the Lessor in this Sublease Agreement.

     2.  Rent.  Sublessee agrees to pay Sublessor rent in monthly installments
         ----
of $11,715.00 (being $.44 monthly per square foot) during the Sublease Term, as same may be adjusted during any Extended Term (the "Rent"), commencing on the commencement date, with the Rent to be paid in advance on or before the first
(1st) day of each calendar month during the Sublease Term. The first month's rent shall be reduced by fifty percent (50%) to $5,857.50 as Sublessor's concession to Sublessee to assist Sublessee in their relocation to the Subpremises. If the commencement date is a date other than the first day of a calendar month, there shall be due and payable on said commencement date a prorated amount of rent to Sublessor for the balance of the calendar month during which said commencement date shall fall, with such prorated rent to be calculated based upon that portion of the rent for a full month as herein provided which the

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

number of days from said commencement date to the end of the calendar month during which said commencement date shall fall bears to the total number of days in such calendar month.

     3.  Security Deposit.  Sublessee agrees to deposit with Sublessor on the
         ----------------
effective date hereof the sum of $11,715.00 (equal to one month's rent) which sum shall be held by Sublessor, without obligation for interest, as security for the performance of Sublessee's covenants and obligations under this Sublease Agreement, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Sublessor's damages in case of Sublessee's default. Upon the occurrence of any event of default by Sublessee, Sublessor may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of rent and any other damage, injury, clean-up cost, expenses, or liability caused by such uncured event of default; and Sublessee shall pay to Sublessor on written demand the amount so applied in order to restore the security deposit to its original amount. If there is no event of default by Sublessee in existence, any remaining balance of such deposit shall be returned by Sublessor to Sublessee no later than thirty (30) days after the termination or expiration of this Sublease Agreement.

     4.  Term of Sublease; Occupancy Of Subpremises.  The term of this Sublease
         ------------------------------------------
Agreement shall commence on the earlier of (a) April 10, 1999, or (b) the date Sublessee occupies the Subpremises, other than the portion of the Subpremises Sublessor is allowing Sublessee to occupy immediately as set forth herein (the "commencement date"), and shall end at midnight thirty-eight (38) months after the commencement date ("Sublease Term"). Sublessor will allow Sublessee to take possession of the North end ("L") space of the Subpremises (comprising approximately 2,000 - 3,000 square feet of the Subpremises as shown on Exhibit "B" attached hereto and made a part hereof) on the effective date of this Sublease Agreement. Sublessor agrees to vacate the remainder of the Subpremises no later than March 8, 1999, which is the date the parties contemplate the Sublessee will commence its finish-out activities on the Subpremises.

     5.  Utilities.  Sublessee will be responsible for securing and placing in
         ---------
Sublessee's name all utilities to the entire Premises starting on March 8, 1999, and Sublessee will be responsible for paying for all utilities to the Premises from such date, including, but not limited to, gas, electric, water and wastewater. Sublessor and Sublessee acknowledge and agree that Sublessor will remain in possession of a portion of the Premises, which portion of the Premises needs only electric lighting to serve Sublessor's needs (no water, heating, air-conditioning or gas services are needed by Sublessor). As a consequence, Sublessor and Sublessee shall mutually agree on Sublessor's fair share of the electric bill that Sublessee receives considering Sublessor's lighting needs and the portion of the Premises being used by Sublessor, and Sublessor shall timely pay such fair share of the prorated electric bill to Sublessee. If Sublessor uses gas, water, wastewater, heating or air conditioning at any time in the future, the parties shall negotiate in good faith Sublessor's fair and equitable portion of such bills.

6.   Operating Expenses; Proration.  Sublessor and Sublessee acknowledge that
     -----------------------------
this is a "triple net" sublease, and that in addition to the Rent payments described herein, Sublessee shall be responsible for timely paying all real estate taxes due on the Subpremises, the Sublessor's cost of insurance, and certain amounts being paid for common area maintenance (collectively "Triple Net Expenses"), provided, however, that Triple Net Expenses shall not include any items of a capital nature or properly chargeable to a capital account under generally accepted accounting

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principles, depreciation of the building and related components and debt service payments. Sublessee shall also pay to Sublessor the sum of $.08 per square foot per month (being $.0625 for 1999 real estate taxes and $.0175 for the current insurance costs and common area maintenance costs) in advance on the first day of each calendar month during the Sublease Term as an estimated payment of Triple Net Expenses. If the commencement date is a date other than the first day of a calendar month, there shall be due and payable on said commencement date a prorated amount of such payment to Sublessor for the balance of the calendar month during which said commencement date shall fall, with such prorated payment to be calculated based upon that portion of such payment for a full month as herein provided which the number of days from said commencenient date to the end of the calendar month during which said commencement date shall fall bears to the total number of days in such calendar month. At the end of each calendar year, upon receipt of the actual amount of Triple Net Expenses from the Sublessor in writing, Sublessee will pay to Sublessor the additional amounts due within thirty (30) days if Sublessee's monthly Triple Net Expenses payments have been insufficient to cover all of the Triple Net Expenses, or, Sublessor will refund to Sublessee any such amounts overpaid by Sublessee within thirty (30) days. For purposes of determining prorata portions of all Triple Net Expenses and other items payable under this Sublease Agreement, Sublessor and Sublessee agree that the Premises contain a total of 48,000 square feet of space, and the Subpremises contain a total of 26,625 square feet of space. Based on those figures, Sublessor's prorata portion is 44.54% and Sublessee's prorata portion is 55.46%. Sublessee may dispute the claimed amount of Triple Net Expenses by Sublessor within 30 days after Sublessor's written notice of the claimed Triple Net Expenses is given to Sublessee. If Sublessee does dispute the amount of Triple Net Expenses, Sublessee shall nonetheless promptly pay the Sublessor the Triple Net Expenses in full, until the actual amount of Triple Net Expenses is finally determined as set forth below. If the dispute in the actual amount of the Triple Net Expenses is not amicably settled between Sublessor and Sublessee within 30 days after Sublessee's notice to Sublessor, either party may require that during the 15 days after the expiration of such 30 day period, the disputed item or items be referred to a reputable independent certified public accountant, which certified public accountant must be mutually agreed to by the parties, and the decision of such certified public accountant shall be conclusive and binding upon Sublessor and Sublessee. The expenses involved in such determination shall be borne by the party against whom a decision is rendered, provided that (a) if more than one item or number of items is disputed, then the expenses shall be apportioned according to monetary value of the items decided against each party, and (b) Sublessee shall pay all such expenses if the monetary value of the items decided is different by an amount of less than 5% from the original amount claimed by Sublessor. Sublessor shall reimburse Sublessee any overage paid within five business days after final determination of the Triple Net Expenses.

     7. Sublessee's proposed use of Subpremises.  Sublessee understands and
        ---------------------------------------
acknowledges that the Lease Agreement has restrictions regarding the permitted use of the Premises. Sublessee represents that the Sublessee's proposed use of the Subpremises is as follows:

     Use as warehouse and/or office space and all uses related or incident to the foregoing, including distribution.

Sublessee will not operate any other kind of business on the Subpremises or use the Subpremises for any other kind of purpose, except as may otherwise be expressly permitted in this Sublease Agreement.

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

     8.  Sublessor's obligations and representations.  Sublessor shall continue
         -------------------------------------------
to pay Rent and all other amounts due under the Lease Agreement and perform all the other obligations of lessee with respect to the Lease Agreement as they become due and/or performable, which payments and obligations shall be paid and performed in full not later than the time at which they are respectively due. Sublessor shall immediately forward each and every payment received from Sublessee, dollar for dollar, whether for rent or other obligation hereunder, directly to the Landlord as a payment under the Lease Agreement but only to the extent of required payments under the Lease Agreement. Sublessor shall immediately notify Sublessee of any default or event of default or notice of default or event of default (or event, which with the passage of time could become a default or event of default) under the Lease Agreement. In the event there is a default in any payment or performance by Sublessor under the Lease Agreement which is not timely cured by Sublessor, then Sublessee may correct said default or defaults by payment or performance thereof, and the amount of any funds expended by Sublessee as are reasonably necessary to correct any such uncured default shall be considered a payment under this Sublease Agreement and any payment so made and reasonable expenses incurred and paid in connection therewith (including reasonable attorney's fees) shall be credited and applied to the payments and amounts due hereunder as if directly paid thereunder, and from that date on, any and all amounts due under the Lease Agreement may, at Sublessee's discretion, be paid directly to the Landlord, with all other amounts due under this Sublease Agreement to still be paid by Sublessee directly to Sublessor. Sublessor represents that the Lease Agreement is in full force and effect, that no event of default exists thereunder, and that no other event exists, which with the passage of time or giving of notice, could become an event of default.

     9.  Parking.  Sublessee shall be entitled to use 150 parking spaces on the
         -------
Premises on a non-exclusive basis without any further payment. The primary lot that Sublessee will be entitled to use for such parking is located directly east of the southeast comer of the building (on the north side of the access drive to Shoal Creek Boulevard from the south side of the building), and secondary lots for such parking are located on the paved area on the north side of the warehouse and in the area directly south of the primary lot on the south side of the access drive to Shoal Creek Boulevard.

     10. Sublessor's construction of new dock area on Premises and Sublessor's
         ---------------------------------------------------------------------
continued use of Subpremises.  Sublessor and Sublessee acknowledge and agree
----------------------------
that Sublessor's subleasing of the Subpremises to Sublessee will not leave Sublessor with a dock, overhead door and truck apron necessary to provide access to the remaining portion of the Premises that Sublessor will continue to occupy. Sublessor intends to commence to construct such dock, overhead door and truck apron promptly after this Sublease Agreement is fully executed by the parties. Sublessee agrees to allow Sublessor to use the dock, overhead door and truck apron located on the north end of the Subpremises and reasonable access across the Subpremises to the remaining part of the Premises until Sublessor completes the construction of Sublessor's dock, overhead door and truck apron so long as Sublessor does not unreasonably interfere with Sublessee's use of the Subpremises. Sublessor and Sublessee agree to abide by each other's reasonable rules and regulations regarding security, safety and confidentiality, and Sublessee agrees to provide Sublessor with reasonable access, including keys and access codes, to the spaces described in this paragraph. Sublessor discloses to Sublessee that Sublessor's intended location for its new dock, overhead door and truck is set forth on Exhibit "B" attached hereto and made a part hereof.

     11.  Sublessor's removal of personal property; Sublessee's use of
          ------------------------------------------------------------
Sublessor's scale.  Sublessor agrees to remove from the Subpremises the box
-----------------
crusher, pallet wrapper and any rolling stock currently located on the Subpremises no later than March 8, 1999. Sublessor and Sublessee agree that the scale built into the floor of the Subpremises shall remain on the Subpremises and Sublessee, shall be allowed to use the scale; provided, however, Sublessee agrees to maintain the scale in the same working condition as of the effective date hereof during the Sublease Term and Sublessee agrees to leave the scale in same working condition as of the effective date hereof at the expiration or termination of this Sublease Agreement.

     12.  Finish-out construction; Alterations and Improvements; Condition of
          -------------------------------------------------------------------
Subpremises; Limited warranty as to HVAC; Planting of Garden; Signage.
---------------------------------------------------------------------
Sublessor and Sublessee agree and acknowledge that Sublessor shall not be required to do any renovation, remodeling, alteration, improvement or refurbishing of the Subpremises in connection with this Sublease Agreement, except that Sublessor shall be responsible for securely partitioning the Subpremises from the remaining portion of the Premises which will continue to be occupied by Sublessor promptly after Sublessor's completion of the new dock area, overhead door and truck apron as contemplated in paragraph 10 above. However, Sublessee, at Sublessee's sole cost and expense, intends to construct improvements and/or remodel the Subpremises (the "finish-out"). As to the finish-out and any other renovation, remodeling alteration, improvement or refurbishing of the Subpremises, Sublessee, must first secure the prior written consent of Sublessor and Lessor as to the finish-out and any other proposed renovation, remodeling, alteration, improvement or refurbishing including the design, location and plans and specifications relating to same. Sublessee agrees to accept possession of the Subpremises, including any security system, in its "AS-IS CONDITION" and "WITH ALL DEFECTS", with the exception that Sublessor will give Sublessee a limited warranty that the heating, air-conditioning and ventilation systems used in connection with the Subpremises will remain in good working order for a period of ninety (90) days from the commencement date. Sublessor acknowledges that Sublessee desires to plant an outdoor garden on the Premises for the use and enjoyment of Sublessee and Sublessee's employees, and in connection with such garden, Sublessee must secure the prior written consent of Sublessor as to the design and location of the garden to be planted. Sublessee acknowledges and agrees that Sublessee will not be allowed to construct or operate a dog run on the Subpremises. Sublessor acknowledges and agrees that Sublessee shall be allowed to construct one large lighted sign on the west side of the building to be visible from North MoPac Expressway; provided, however, Sublessee must secure the prior written consent of Sublessor as to the design, location and size of such sign, which consent shall not be unreasonably withheld. Sublessor acknowledges that Sublessee and its employees shall be entitled to have dogs in the Subpremises as long as such dogs do not create a nuisance to Sublessor and adjacent property owners and their respective employees, agents, guests and invitees.

     13.  Renewal Options.  Provided Sublessee is not in default under this
          ---------------
Sublease Agreement, Sublessee shall have the right to extend the Sublease Term for two (2) additional two (2) year terms (collectively, the "Extended Terms") under the following terms and conditions (the First Renewal Option and the Second Renewal Option described below are collectively referred to as the "Renewal Options"):

     a.  First Renewal Option:  Sublessee shall have the option to extend the
         --------------------
Sublease Term for an additional two (2) year period by giving Sublessor written notice as provided herein (the "First Extended Term"). If Sublessee is in default under this Sublease Agreement on the expiration date of the Sublease Term, this Sublease Agreement and the First Renewal Option shall be deemed to be terminated and of no further force and effect and any remaining options shall be null and void. In the event this Sublease Agreement has not been terminated and Sublessee exercises this First Renewal Option, the First Extended Term shall commence on the day following the expiration date of the Sublease Term.

     b.  Second Renewal Option:  Sublessee shall have the option to extend the
         ---------------------
First Extended Term for an additional two (2) year period by giving Sublessor written notice as provided herein (the "Second Extended Term") under the following additional terms and provisions: (i) Sublessee shall have no right to exercise the Second Renewal Option if the First Renewal Option has not been exercised by Sublessee, (ii) Sublessee shall have no right to exercise the Second Renewal Option in the event Sublessor determines in writing that Sublessor will need the Subleased Premises for its own purposes (Sublessor shall notify Sublessee no later than 150 days prior to the expiration of the First Extended Term if Sublessor will need the Subleased Premises), (iii) if Sublessee is in default under this Sublease Agreement on the expiration date of the First Extended Term or if Sublessee receives the notice from Sublessor described in
(ii) above, this Sublease Agreement and the Second Renewal Option shall be deemed to be terminated and of no further force and effect. In the event this Sublease Agreement has not been terminated and Sublessee exercises this Second Renewal Option, the Second Extended Term shall begin on the day following the expiration date of the First Extended Term.

     c.  Exercise of Renewal Options:  Sublessee must exercise the Renewal
         ---------------------------
Options by giving written notice to Sublessor of the exercise of the Renewal Options not later than 180 days prior to the expiration of the Sublease Term, in the case of the First Renewal Option, and not later than 180 days prior to the expiration of the First Extended Term, in the case of the Second Renewal Option. The Renewal Options will be effective only if exercised in accordance with these provisions, and the failure of Sublessee to give written notice of the exercise of a Renewal Option as provided herein shall be deemed conclusively to be an election by Sublessee to waive such Renewal Options whereupon the Renewal Options shall expire, terminate and be of no further force and effect.
Sublessee shall have no other right to renew this Sublease Agreement unless subsequently agreed to in writing by Sublessor. If Sublessee timely exercises the Second Renewal Option, Sublessor shall take all actions necessary to timely and effectively exercise the Option to Extend Lease as described in Section 1.02 of the Lease Agreement.

     d.  Rent Escalation during Extended Terms:  Sublessor and Sublessee
         -------------------------------------
acknowledge and agree that Rent will be increased in the event any one or more of the Renewal Options is exercised by Sublessee. Sublessee shall pay Rent during the Extended Terms as follows:

First Extended Term:     $ 12er Square Foot  Monthly Rent  Annual Rent
       Year 1                   $.49         $13,046.25    $156,555.00
       Year 2                   $.49         $13,046.25    $156,555.00

Second Extended Term:    $ per Square Foot   Monthly Rent  Annual Rent
       Year 1                   $.53         $14,111.25    $169,335.00
       Year 2                   $.53         $14,111.25    $169,335.00

     e.   Alterations or improvements in connection with Renewal Options.
          --------------------------------------------------------------
Sublessor shall not be obligated to make any alterations or improvements to the Subpremesises in connection with any Renewal Options that may be exercised by Sublessee.

     14.  Sublessor's rights and privileges.  Sublessor shall have the same
          ---------------------------------
rights and privileges reserved by the Lessor in the Lease Agreement, including but not limited to, the following:

     a. The right to approve all matters in the Lease Agreement that require the consent of the Lessor, including, but not limited to, uses of the Subpremises, insurance companies, subletting, assignments, encumbrances, transfers, any additions, alterations or improvements to the Subpremises and signage (which matters also require the prior written consent of the Lessor);

     b. The right to receive the same notices the Lessor is entitled to receive as set forth in the Lease Agreement;

     c. The right to enter the Subpremises for repairs, replacement, maintenance, inspection and other purposes as set forth in the Lease Agreement;

     d. Rights of the Lessor upon a default as set forth in the Lease Agreement; and

     e. A landlords lien and security interest in all personal property of Sublessee presently, or which may hereafter be situated, on the Subpremises, to secure (1) payment of all rent or other sums of money coming due hereunder from Sublessee, (2) all obligations that Sublessee is assuming or undertaking as set forth in this Sublease Agreement, including those obligations Sublessee will have as a lessee under the Lease Agreement. Sublessor acknowledges that this lien and security interest is subordinate to all existing security interests in such personal property and further that it shall be subordinate to all purchase Money security interests granted by Sublessee hereafter. Sublessor agrees to execute such documents as are necessary to evidence this subordination upon commercially reasonably terms.

     15.  Indemnification. Sublessee shall indemnify and hold Sublessor and
          ---------------
Lessor, and their respective agents, employees, contractors, guests and invitees, harmless from and against any and all damages, losses, costs, fees, expenses, demands, claims, debts, liabilities, suits and actions, including all court costs and attorney's fees incurred by Sublessor and/or Lessor, arising out of the use or occupancy of the Subpremises by the Sublessee or caused by the actions or omissions to act of Sublessee and/or Sublessee's agents, employees, contractors, guests and invitees or arising out of a violation of applicable law by Sublessee with respect to the Subpremises. Sublessor shall indemnify and hold Sublessee and Sublessee's agents, employees, contractors, guests and invitees, harmless from and against any and all damages, losses, costs, fees, expenses, demands, claims, debts, liabilities, suits and actions, including all court costs and attorney's fees incurred by Sublessee and/or Lessor, arising out of the use or occupancy of the Subpremises prior to the date Sublessee occupies all or part of the Subpremises or caused by the actions or omissions to act of

Sublessor and/or Sublessor's agents employees, contractors, guests and invitees or arising out of a violation of applicable law by Sublessor with respect to the Subpremises.

     16.  Removal of Sublessee's property at expiration or termination of Lease
          ---------------------------------------------------------------------
Agreement.  At the expiration or termination of this Sublease Agreement,
---------
Sublessee agrees to promptly remove all of its signage (including any outdoor signs), equipment, office items, furnishings, and other personal property (other than the equipment and items that will remain the property of Sublessor pursuant to the terms of this Sublease Agreement) and leave the Subpremises in good and "broom-clean" condition, and in the original condition the Subpremises were in on the date Sublessee occupies all or part of the Subpremises, except for the improvements to the Subpremises Sublessee is allowed by Sublessor to make as provided herein and except for normal wear and tear.

     17.  Moving into and out of the Subpremises.  Sublessee shall use extreme
          --------------------------------------
care in moving its personal property into and out of the Subpremises, and shall use padding and other prudent precautions to avoid damage to the Subpremises.

     18.  Assignments; encumbrances, etc.  Sublessee shall not assign, transfer,
          ------------------------------
mortgage, pledge, hypothecate or encumber this Sublease or any interest herein or sublet the Subpremises or any part thereof or permit the use of the Subpremises by any party other than Sublessee, without the prior written consent of Sublessor and Lessor which consent shall not be unreasonably withheld. Sublessee shall not allow any liens to attach to the Subpremises or Premises, and shall immediately secure the release of any and all such Hens.

     19.  Lessor's consent to sublease agreement.  Lessor is executing this
          --------------------------------------
document in the spaces provided below to reflect Lessors consent and approval to the sublease of the Subpremises from Sublessor to Sublessee.

     20.  Broker Commissions.  The Don Cox Company ("Cox") has served as broker
          ------------------
for and represented only Sublessee in connection with this Sublease Agreement. NAI/Commercial Industrial Properties Company ("CIP") has served as broker for and represented only Sublessor in connection with this Sublease Agreement. Upon execution of this Sublease Agreement and the occurrence of the commencement date (as defined in Section 4), Sublessor will pay Cox a commission equal to 4% of the triple net rents (approximately $17,572.50) and CIP a commission equal to 2% of the triple net rents (approximately $8,786.25) in full satisfaction of all commissions due with respect to this Sublease Agreement. It is specifically provided, however, that as to any Renewal Options that are exercised as provided herein, Sublessor will pay Cox a commission equal to 2% of the triple net rents and CIP a commission equal to 2% of the triple net rents, with such payment being due on the first day of the applicable Extended Term. In addition, in the event Sublessor leases additional space in the building ("Expansion Space"') to Sublessee during the Sublease Term or any Extended Term, Sublessor will pay Cox a commission equal to 4% of the triple net rents and CIP a commission equal to 2% of the triple net rents, with such payment being due on the first day Sublessee moves into the Expansion Space. It is specifically provided, however, that commissions due as to Renewal Options or Expansion Space will not be owed by Sublessor to any entity which does not represent their respective party at the time the commission is due and payable. Sublessor indemnifies and holds Sublessee harmless from and against any and all liability and cost which Sublessee may suffer in connection with any real estate broker seeking any commission, fee or payment in connection with the Sublease Agreement. Sublessor and Sublessee represent that they have not used any other real estate agents, real estate brokers or other third party in connection with this transaction nor have they entered into any agreement, verbal or written, with any other real estate agent, real estate broker or other third party for the payment of any commission, fee or payment in connection with this transaction. Sublessor and Sublessee agree to indemnify and hold each other harmless from the payment of any commission, fee or payment of any such other agent, broker or other third party claiming by, through or under the indemnifying party for a fee, commission or payment by reason of this transaction.

     21.  Miscellaneous Provisions.
          ------------------------

     a.   Attorney's Fees.  In the event that either party brings suit for the
          ---------------
breach of this Sublease Agreement or of any condition, representation, covenant or agreement contained herein, the prevailing party shall be entitled to recover all reasonable attorney's fees, costs and expenses incurred by the prevailing party in connection therewith from the non-prevailing party.

     b.   Notices.  All notices, demands and requests required or permitted to
          -------
be made or given hereunder shall be in writing and addressed to the party to whom the notice is to be delivered and shall be deemed to have been properly delivered and received (1) as of the date of actual delivery to the addresses set forth below if personally delivered, or (2) upon deposit in a regularly maintained receptacle for the United States mail, certified mail, return receipt requested and postage prepaid, or upon deposit with an overnight delivery system with all costs prepaid. All such notices, demands and requests shall be addressed as follows:

          SUBLESSOR:                    SUBLESSEE
          ---------                     ---------
          Hart Graphics, Inc.           Garden Escape, Inc.
          8008 Shoal Creek Blvd.        3301 Steck Avenue
          Austin, Texas 78757           Austin, Texas 78757
          Attn: William L. Hart         Attn: James O'Neill

          with a copy to:               with a copy to:
          --------------                --------------
          Kenyon & Sproull, P.C.        Reinhart, Boerner, Van Deuren,
          711 San Antonio Street             Norris & Rieselbach
          Austin, Texas 78701           1000 N. Water Street
          Attn: Steven H. Sproull       Milwaukee, Wisconsin 53202
                                        Attn: Martin McLaughlin

Either party may change the address to which notices are to be sent by giving five (5) days prior written notice to the other party.

     c.  Authority.  Each party represents and warrants to the other party that
         ---------
such party and the individual executing this Sublease Agreement on such party's behalf have been granted the full legal right, power and authority to execute this Sublease Agreement through all necessary corporate or other action and that all formal requirements necessary or required by any law, rule or regulation regarding its corporate existence (as applicable) have been fulfilled. The parties shall present to each other all reasonable evidence of such authority which may be reasonably requested in connection with this Sublease Agreement, including (if applicable) a certified corporate resolution authorizing the applicable party to enter into this Sublease Agreement and authorizing the officer signing this Sublease Agreement on behalf of said party to execute same and bind the applicable party to this Sublease Agreement.

     d.  Date of Deadlines.  In the event that any of the deadlines set forth
         -----------------
herein end on a Saturday, Sunday or legal holiday, such deadline shall automatically be extended to the next day which is not a Saturday, Sunday or legal holiday.

     e.  Texas Law to Apply.  This Sublease Agreement and the rights and
         ------------------
obligations of the parties hereunder are performable in Travis County, Texas, and shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Texas. Venue shall lie in Travis County, Texas.

     f.  Parties Bound.  This Sublease Agreement shall be binding upon and inure
         -------------
to the benefit of the parties of this Sublease Agreement and their respective heirs, executors, administrators, legal representatives, successors and assigns (only as permitted herein).

     g.  Paragraph Headings.  The paragraph headings or other headings contained
         ------------------
in this Sublease Agreement are for convenience only and shall not enlarge or limit the scope or meaning of the substance of this Sublease Agreement.

     h.  Time of the Essence.  Time is of the essence of this Sublease
         -------------------
Agreement.

     i.  Gender.  Words of any gender used in this Sublease Agreement shall be
         ------
held and construed to include any other gender, and words in the singular shall be held to include the plural and vice versa unless the context requires otherwise.

     j.  Legal Construction.  Every provision in this Sublease Agreement is
         ------------------
intended to be severable. In the event any one or more of the provisions contained in this Sublease Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Sublease Agreement, and this Sublease Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Sublease Agreement.

     k.  No Waiver.  The failure of any party to insist upon strict performance
         ---------
of a covenant, duty or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant, duty or obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other covenant, duty or obligation hereunder.

     l.  Capitalized Terms.  All capitalized terms used but not defined herein
         -----------------
shall have the meanings assigned to such terms in the Lease Agreement.

     m.  Counterparts.  This Sublease Agreement may be executed in one or more
         ------------
counterparts, each of which counterparts shall be deemed to be an original and all of which shall constitute one and the same document.

     n.  Entire Agreement.  This Sublease Agreement and the exhibits hereto set
         ----------------
forth the entire agreement between the parties, and no other statement, agreement or understanding, oral or written, or amendment or modification to this Sublease Agreement, will be recognized or enforced unless the same shall be in writing and signed by all parties subsequent to the effective date hereof This Sublease Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. THIS SUBLEASE AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     o.  NOTICE AS TO DISCLAIMER OF WARRANTIES.  SUBLESSOR HAS NOT MADE AND DOES
         -------------------------------------
NOT MAKE ANY REPRESENTATIONS AS TO THE PHYSICAL CONDITION OF THE SUBPREMISES, OR ANY OTHER MATTER AFFECTING OR RELATED TO THE SUBPREMISES. SUBLESSEE EXPRESSLY AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW AND EXCEPT AS TO THE LIMITED WARRANTY GIVEN BY SUBLESSOR TO SUBLESSEE WITH REGARD TO HVAC AND THE REPRESENTATIONS AND WARRANTIES MADE AT PARAGRAPH 21 (P) BELOW, THE SUBPREMISES AND ANY PERSONAL PROPERTY LOCATED THEREON ARE ACCEPTED BY SUBLESSEE "AS-IS" AND "WITH ALL FAULTS", AND SUBLESSOR EXPRESSLY DISCLAIMS, AND SUBLESSEE ACKNOWLEDGES AND ACCEPTS THAT SUBLESSOR HAS DISCLAIMED, ANY AND ALL REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE SUBPREMISES AND ANY PERSONAL PROPERTY, INCLUDING, WITHOUT LIMITATION, THE VALUE, CONDITION, MERCHANTABILITY, HABITABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, OF THE SUBPREMISES AND THE PERSONAL PROPERTY. SUBLESSEE REPRESENTS THAT SUBLESSEE HAS MADE ALL INSPECTIONS OF THE SUBPREMISES AND PERSONAL PROPERTY TO DETERMINE ITS VALUE AND CONDITION DEEMED NECESSARY OR APPROPRIATE BY SUBLESSEE, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL AND OPERATING CONDITION OF THE SUBPREMISES AND PERSONAL PROPERTY.

     p.  Environmental representations, warranties and indemnities.
         ---------------------------------------------------------

         (i) Sublessor Representations and Warranties.  Sublessor represents to
             ----------------------------------------
Sublessee that to the best of Sublessor's actual knowledge and belief, Sublessor has no reports, studies or other information in its possession relating to the presence or suspected presence of any Hazardous Material (as hereinafter defined) on the Premises, but that Sublessor will promptly following its receipt thereof, furnish to Sublessee full, accurate and complete copies of any such reports, studies and other information hereafter obtained by Sublessor. Sublessor represents and warrants to Sublessee that to the best of Sublessor's actual knowledge and belief that (i) during Sublessor's possession of the Premises, any handling, transportation, storage, treatment or usage of Hazardous Material that has occurred on the Premises has been in compliance with all applicable federal, state and local laws, regulations and ordinances, (ii) during Sublessor's possession of the Subpremises, no leak, spill, release, discharge, emission or disposal of any Hazardous Material has occurred on the Premises, (iii) the Premises is free of any Hazardous Material as of the effective date of this Sublease Agreement and (iv) there are no underground storage tanks located on the Premises. "Hazardous Material" means any substance, material or waste which is reasonably considered to pose an actual or potential threat to the health or safety of persons entering the Premises and which is regulated as "hazardous", "toxic" or which is under any similar designation by any local, state or federal authority.

          (ii)   Indemnity by Sublessor.  Sublessor hereby agrees to indemnify,
                 ----------------------
defend and hold Sublessee harmless from any and all loss, cost, damage and expense that arises before, during or after the Sublease Term as a result of (a) the presence or suspected presence at any time after Sublessor took possession of the Premises of any Hazardous Material in or on the Premises, regardless (except as set forth below) of the source of such Hazardous Material, (b) the installation at any time after Sublessor took possession of the Premises of any underground storage tank on the Premises, or (c) the inaccuracy of any of the representations and warranties made by Sublessor. The costs covered by the Sublessor's indemnification include, without limitation, costs incurred in the investigation of site conditions, reasonable fees of attorneys, engineers and other consultants, costs and expenses incurred by Sublessee in exercising any of its rights hereunder and any damages suffered as a result of any termination of this Sublease Agreement in accordance with this Section. Excluded from the Sublessor's indemnification shall be any loss, cost, damage or expense resulting from the presence of any Hazardous Material or underground storage tank introduced onto the Premises by a person or entity who is being indemnified hereunder or their employees, agents, contractors, guests or invitees. This indemnity shall survive the expiration or earlier termination of this Sublease Agreement.

          (iii)  Sublessee Representations and Warranties.  Sublessee represents
                 ----------------------------------------
to Sublessor that (a) Sublessee will promptly notify Sublessor of the presence or suspected presence at any time of any Hazardous Material in or on the Subpremises or Premises of which Sublessee becomes aware, including any leak, spill, release, discharge, emission or disposal of any Hazardous Material, and
(b) during Sublessee's possession of the Subpremises, any handling, transportation, storage, treatment or usage of Hazardous Material will be in compliance with all applicable federal, state and local laws, regulations and ordinances.

          (iv)   Indemnity by Sublessee.  Sublessee hereby agrees to indemnify,
                 ----------------------
defend and hold Sublessor harmless from any and all loss, cost, damage and expense that arises during or after the Sublease Term as a result of (a) the presence or suspected presence at any time of any Hazardous Material in or on the Premises or Subpremises introduced onto the Premises by Sublessee or Sublessee's employees, agents, contractors, guests or invitees, (b) the presence at any time of any underground storage tank on the Premises or Subpremises introduced onto the Premises by Sublessee or Sublessee's employees, agents, contractors, guests or invitees, or (c) the inaccuracy of any of the representations and warranties made by Sublessee. The costs covered by the Sublessee's indemnification include, without limitation, costs incurred in the investigation of site conditions, reasonable fees of attorneys, engineers and other consultants, costs and expenses incurred by Sublessor in exercising any of its rights hereunder and any damages suffered as a result of any termination of this Sublease Agreement in accordance with this Section. Excluded from the Sublessee's indemnification shall be any loss, cost, damage or expense resulting from the presence of any Hazardous Material or underground storage tank introduced onto the Premises by a person or entity who is being indemnified hereunder or their employees, agents, contractors, guests or invitees. This indemnity shall survive the expiration or earlier termination of this Sublease Agreement.

     q.    Modifications to Lease Agreement.  Notwithstanding the general
           --------------------------------
applicability of the Lease Agreement to this Sublease Agreement in that all of the terms, covenants and conditions of the Lease Agreement are applicable to this Sublease Agreement with the same force and effect as if the Sublessor were the Lessor under the Lease Agreement and Sublessee was the Lessee thereunder, it is agreed and acknowledged by Sublessor and Sublessee that the following provisions of the Lease Agreement have no force and effect herein and are modified as more particularly set forth as follows:

     (i)   Increase in Rent.  Sublessor and Sublessee agree that the rent and
           ----------------
operating expenses agreed to herein are not subject to change, modification or revision except as set forth in paragraphs 2, 6 and 13 herein and that Section 2.01(b) of the Lease Agreement providing for a possible increase in monthly rental to be determined by a possible third-party lender shall have no force and effect.

     (ii)  Maintenance and Repair Obligations.  Sublessor and Sublessee agree
           ----------------------------------
that Sections 4.01 and 4.02 of the Lease Agreement with respect to the Subpremises are deleted and modified as follows:

           (a) Sublessor's Repair and Maintenance Obligations.  Sublessor shall,
               ----------------------------------------------
           at its expense, maintain in good condition and repair, ordinary wear and tear excepted, the building structure (other than doors and windows), the foundation, load bearing walls, the roof, the parking lot and the landscaped areas (other than the garden to be built and maintained by Sublessee) surrounding the building and the parking lot (Sublessee acknowledges that maintenance of the landscaped areas is an expense that will be passed through to Sublessee on a prorata basis as part of the Triple Net Expenses).

           (b) Sublessee's Repair and Maintenance Obligations.  Sublessee shall,
               ----------------------------------------------
           as its expense, at all times during the Sublease Term keep and maintain in good and sanitary order, condition and repair, ordinary wear and tear excepted, the mechanical systems (including the heating, ventilating, air conditioning, plumbing and electrical systems) serving the Subpremises, as well as the garden described in q(ii) (b) above and the interior of the Subpremises and all equipment and fixtures therein, including windows, doors, interior walls, floors and floor coverings, interior painting and wall coverings.

     (iii) Insurance.  Notwithstanding Section 9.01 of the Lease Agreement
           ---------
Sublessor and Sublessee acknowledge and agree that insofar as Sublessee is paying for insurance costs relative to the Subpremises as a portion of Triple Net Expenses, Sublessee shall not have any obligation to directly maintain insurance on the building or improvements on the Premises (Sublessee shall not be relieved of its obligation to maintain liability insurance as provided in Section 9.02 of the Lease Agreement).

     r.  Exhibits and Other Provisions.  The following Exhibits and/or other
         -----------------------------
provisions of this Sublease Agreement are attached hereto and incorporated herein by reference for all intents and purposes:

          Exhibit A:  Description of Premises
          Exhibit B:  Description of Subpremises
          Exhibit C:  Lease Agreement

     EXECUTED on the dates set forth below but to be effective as of the date set forth above (the "effective date").

"SUBLESSOR"

HART GRAPHICS, INC., A TEXAS CORPORATION



By:  /s/  William L. Hart          Date:  February 24, 1999
   -----------------------------
Print Name:  William L. Hart
           ---------------------
Title: Chairman
      --------------------------


"SUBLESSEE"

GARDEN ESCAPE, INC., a Delaware corporation



By:  /s/  James N. O'Neill        Date:  February 24, 1999
   -----------------------------
Print Name:  James N. O'Neill
             -------------------
Title: Chief Operating Officer
      --------------------------

APPROVED AND AGREED BY LESSOR:

Lessor represents that the Lease Agreement is in full force and effect, that no event of default exists thereunder, and that no other event exists, which with the passage of time or giving of notice, could become an event of default. Lessor hereby approves the foregoing Sublease Agreement, agrees to the Sublessee's proposed use of the Subpremises as set forth in this Sublease Agreement, and agrees to afford Sublessee all of the rights of Lessee under the Lease Agreement insofar as they relate to the Subpremises. Lessor agrees to provide Sublessee with a copy of all notices of default under the Lease Agreement and the same opportunity to cure such defaults as given to the Lessee under the Lease Agreement Notwithstanding the terms and provisions of the Lease Agreement, Lessor hereby agrees that the Sublease Agreement shall govern and control the relationship of Lessor and Sublessee, and Sublessee shall in no event be deemed to have assumed the terms of the Lease Agreement except to the extent that Sublessee has agreed under the Sublease Agreement to perform the Sublessor's obligations as the Lessee under the Lease Agreement, as more specifically set forth in the Sublease Agreement, it being understood and agreed that so long as there is not a direct lease relationship between Sublessee and Lessor, Sublessee's obligations under the Sublease shall inure only to the benefit of Sublessor and not Lessor. Should (i) Lessor terminate Sublessor's right to possession of the Premises in connection with a default by Sublessor under the Lease Agreement, without terminating the Lease Agreement (ii) Lessor terminate the Lease Agreement for any reason other than a condemnation or casualty, or (iii) Sublessor, in bankruptcy, or its trustee in bankruptcy, rejects the Lease Agreement, then so long as the Sublease Term has not expired and Sublessee is not in default under the Sublease Agreement the Sublease
                 ---
Agreement shall continue in full force and effect as a direct lease between Lessor and Sublessee upon the same terms and conditions contained in the Sublease Agreement, for the balance of the Sublease Term, including, but not limited to, the extension rights of Sublessee thereunder (the "Direct Lease"). In such event, Sublessee agrees to attorn to Lessor and Lessor hereby agrees that it will accept such attornment, not disturb Sublessee's possession of the Subpremises so long as Sublessee is not in default under the Sublease Agreement and Sublessee performs all obligations required of it under the Direct Lease.

"LESSOR"



/s/  William L. Hart               Date:  February 24, 1999
-----------------------------
WILLIAM L. HART

                                  EXHIBIT "A"

                          Description of the Premises

2.8635 acres or 124,738 square feet of land, more or less, out of the James Mitchell Survey Number 17, being all of the STECK VAUGHN SECOND SUBDIVISION, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in Volume 87, Page 193C of the Plat Records of Travis County, Texas, commonly known as 3301 Steck Avenue, Austin, Texas 78757.

                                  EXHIBIT "C"



                                WAREHOUSE LEASE

                            WILLIAM L. HART, LESSOR

                          Hart Graphics, Inc., LESSEE

                               TABLE OF CONTENTS

                                                              Page
ARTICLE 1.  TERM
     (S)1.01     Term of Lease...........................        1
     (S)1.02     Option to Extend Term...................        1
     (S)1.03     Holdover................................        2
ARTICLE 2.  RENT
     (S)2.01     Rent....................................        2
     (S)2.02     Place of Payment........................        3
     (S)2.03     Taxes and Assessments as Additional Rent        3
ARTICLE 3.  USE OF PREMISES
     (S)3.01     Permitted Use...........................        4
     (S)3.02     Waste, Nuisance, or Illegal Uses........        4
ARTICLE 4.  REPAIRS AND MAINTENANCE
     (S)4.01     Repairs and Maintenance by Lessee.......        4
     (S)4.02     Lessee's Failure to Repair or Maintain..        4
ARTICLE 5.  UTILITIES AND GARBAGE REMOVAL
     (S)5.01     Utility Charges.........................        5
     (S)5.02     Garbage Removal.........................        5
ARTICLE 6.  ALTERATIONS, ADDITIONS AND IMPROVEMENTS
     (S)6.01     Consent of Lessor.......................        5
     (S)6.02     Property of Lessor......................        5
ARTICLE 7.  TRADE FIXTURES AND SIGNS
     (S)7.01     Trade Fixtures..........................        6
     (S)7.02     Signs...................................        6
ARTICLE 8.  MECHANICS LIEN...............................        6
ARTICLE 9.  INSURANCE AND INDEMNITY
     (S)9.01     Property Insurance......................        7
     (S)9.02     Liability Insurance.....................        7
     (S)9.03     Remedy for Failure to Provide Insurance.        7
     (S)9.04     Hold-Harmless Clause....................        8
     (S)9.05     Waiver of Insured Loss..................        8
     (S)9.06     Subrogation of Insurance................        9
ARTICLE 10.      DAMAGE OR DESTRUCTION OF PREMISES
     (S)10.01    Notice to Lessor........................        9
     (S)10.02    Total Destruction.......................        9
     (S)10.03    Partial Destruction.....................       10
ARTICLE 11.      CONDEMNATION
     (S)11.01    Total Condemnation......................       11
     (S)11.02    Partial Condemnation....................       11
     (S)11.03    Condemnation Award......................       11
ARTICLE 12.  DEFAULT
     (S)12.01    Default by Lessee.......................       12
     (S)12.02    Default by Lessor.......................       12
     (S)12.03    Cumulative Remedies.....................       13
     (S)12.04    Waiver of Breach........................       13
ARTICLE 13.  INSPECTION BY LESSOR........................       13
ARTICLE 14.  ASSIGNMENT AND SUBLEASE

     (S)14.01  Assignment and Subletting by Lessee.....       13
     (S)14.02  Assignment by Lessor....................       14
ARTICLE 15.    MISCELLANEOUS
     (S)15.01  Notices and Addresses...................       14
     (S)15.02  Parties Bound...........................       14
     (S)15.03  Texas Law to Apply......................       15
     (S)15.04  Legal Construction......................       15
     (S)15.05  Prior Agreements Superseded.............       15
     (S)15.06  Amendment...............................       15
     (S)15.07  Rights and Remedies Cumulative..........       15
     (S)16.08  Attorney's Fees and Costs...............       15
     (S)15.09  Force Majeure...........................       16
     (S)15.10  Time of Essence.........................       16
Execution      ........................................       16
Exhibit "A"    ........................................       17

                                     LEASE

     This Lease is made and entered into by and between William L. Hart referred to in this lease as Lessor, and Hart Graphics Inc. referred to in this lease as Lessee.

     In consideration of the mutual covenants and agreements set forth In this lease, and other good and valuable considerations, Lessor does hereby demise and lease to Lessee, and Lessee does hereby lease from Lessor, the premises situated at 3301 Steck Avenue consisting of 48,000 square feet of rentable space located in Austin, Travis County, Texas, and described in the attached field notes designated "Exhibit A". These premises are referred to in this lease as "the premises" or "the leased premises."

                                ARTICLE 1.  TERM

                                 Term of Lease

     (S)1.01. The term of this lease shall be one hundred and twenty (120) months, commencing on January 1, 1995, and ending on December 31, 2004, unless sooner terminated as provided in this lease.

                            Option to Extend Lease

     (S)1.02. Lessee has the right to extend this lease beyond the expiration date provided in (S)1.01 on the following terms and conditions:

     a. Provided Lessee is not in default of this Lease, Lessee may extend the term of this lease for a three (3) year period, with the extended term to begin on the day following the expiration date of the lease term specified in (S)1.01. Provided, however, that if at the date of expiration of the original term or any extended term, Lessee is in default beyond any grace period provided in this lease in the performance of any of the terms or provisions of this lease, the remaining option or options shall be null and void. All of the terms, covenants, and provisions of this lease shall apply to all extended lease terms,

     b. Lessee may exercise each option to extend this lease for each month-to-month period by giving to Lessor notice of its intention to do so not later than sixty (60) days prior to the expiration of the lease term, in the case of the initial option to extend, or the extended lease term, in the case of Successive options to extend. To constitute effective notice of an intention to exercise an option under this lease, the notice must be sent by certified or registered mail or personally delivered to Lessor at the address provided in (S)15.01 of this lease and must be postmarked no later than the latest date provided in this section for Lessee's exercise of the option.

                                   Holdover

     (S)1.03. If Lessee holds over and continues in possession of the leased premises after expiration of the term of this lease or any extension of that term, Lessee will be deemed to be occupying the premises on the basis of a month-to-month tenancy, subject to all of the terms and conditions of this lease.

                               ARTICLE 2.  RENT

                                     Rent

     (S)2.01a. Lessee agrees to pay to Lessor the sum of $.27 per square foot per month ($12,996.00/Mo) on or before the first day of each month as the fixed rent for the succeeding month. The first month's rent is due on or before January 1, 1995. If the lease term begins on a day other than the first day of a month or ends on a day other than the last of the month, then Lessee agrees to pay a pro-rata portion of the minimum fixed monthly rent described above for the partial initial and/or final months, prorated on a per diem basis, with payment for any partial month at the beginning of the term to be paid no later than the commencement date of the term.

     (S)2.01b. Should the Lessor refinance the property during the term of this lease and its option period, the Lessor may increase the monthly rental rate charged to Lessee in an amount equal to the difference in the monthly mortgage payment in effect at the time of execution of this lease and the amount required to be paid monthly by Lessor under any new mortgage executed by Lessor. The Lessor shall provide documentation to Lessee of the amount of the increase.

                               Place of Payment

     (S)2.02. Lessee agrees to pay rent as provided in (S)2.01 to Lessor at 8008 Shoal Creek Boulevard, Austin, Texas, or at such other location or locations as Lessor and Lessee shall from time to time agree.

                   Taxes and Assessments as Additional Rent

     (S)2.03a. In addition to the fixed rent specified in (S)2.01, Lessee shall pay the full amount of all real property taxes, special assessments, and governmental charges of every character imposed on the leased premises during the term of this lease, including any special assessments imposed on, or against, the premises for the construction or improvement of public works.

     This additional rent shall be payable directly to the entity imposing the tax, assessment, or charge on the later of (i) that date which the payment is due or (ii) thirty (30) days following Lessor delivery of the tax bill to Lessee. Lessee shall provide Lessor with a receipt or other evidence of payment for each such tax, assessment, or charge paid as soon as a receipt or other evidence is available to Lessee.

     (S)2.03b. Lessee may, at its own expense, contest any tax or assessment for which Lessee is responsible under (S)2.03a. Except as provided in (S)2.03c, Lessee need not pay the tax, assessment, or charge during the pendency of the contest.

     (S)2.03c. The provisions of (S)2.03b notwithstanding, Lessor may pay or require Lessee to pay, any tax, assessment, or charge for which Lessee is responsible under (S)2.03a, pending resolution of Lessee's contest of the tax, assessment, or charge, if payment is demanded by a holder of a mortgage on the leased premises or if failure to pay will immediately subject all or part of the leased premises to forfeiture or loss.

                          ARTICLE 3.  USE OF PREMISES

                                 Permitted Use

     (S)3.01. Lessee shall operate the leased premises as a warehouse/office/manufacturing facility continuously during the term of this agreement and shall use the premises for that purpose and any related activities, but for no other purpose. Any use must be in compliance with the City of Austin zoning regulations.

                       Waste, Nuisance, or Illegal Uses

     (S)3.02. Lessee shall not use, or permit the use of, the premises in any manner that results In waste of the premises or constitutes a nuisance. Nor shall Lessee use, or permit the use of, the premises for any illegal purpose. Lessee, at its expense, will comply, and will cause its officers, employees, agents, and invitees to comply, with all applicable laws and ordinances and with all applicable rules and regulations of governmental agencies, concerning the use of the premises.

                      ARTICLE 4.  REPAIRS AND MAINTENANCE

                       Repairs and Maintenance by Lessee

     (S)4.01. Lessee shall, throughout the term of this lease and any extensions of that term, at its own expense and risk, maintain the leased premises and all improvements on the leased premises in good order and condition, reasonable wear and tear excepted, including but not limited to making all repairs and replacements necessary to keep the premises and improvements in such condition. All maintenance, repairs, and replacements required by this section must be performed promptly when required and in a manner that will not cause depreciation in the value of the premises, reasonable wear and tear excepted.

                    Lessee's Failure to Repair or Maintain

     (S)4.02. In the event Lessee fails to perform its obligation to repair, replace, or maintain, as set forth in (S)4.01 above, after notice from Lessor of the need for such repair, replacement, or maintenance and the passage of a reasonable amount of time for performance after such notice, Lessor may enter the premises and make such repairs or replacements, or perform such maintenance or cause such repair or replacements to be made or maintenance to be performed, at its own expense. Upon Lessor's notice to Lessee of the performance and cost of any maintenance, repairs, or replacements pursuant to this section, Lessee must immediately reimburse Lessor for any reasonable costs incurred by Lessor pursuant to this section, together with interest on any such sum at ten percent (10%) per annum rate from the date of the notice until the date paid by Lessee to Lessor.

                   ARTICLE 5.  UTILITIES AND GARBAGE REMOVAL

                                Utility Charges

     (S)5.01. Lessee shall pay all utility charges for water, electricity, heat, gas, and telephone service used in and about the leased premises during the term of the lease, all such charges to be paid by Lessee directly to the utility company or municipality furnishing the same, before the same shall become delinquent.

                                Garbage Removal

     (S)5.02. Lessee shall pay for the removal of all garbage and rubbish from the leased premises during the term of the lease.

              ARTICLE 6.  ALTERATIONS, ADDITIONS AND IMPROVEMENTS

                               Consent of Lessor

     (S)6.01. Lessee shall not make any alterations, additions, or improvements to the leased premises without the prior written consent of Lessor. Consent for nonstructural alterations, additions, or improvements shall not be unreasonably withheld by Lessor.

                              Property of Lessor

     (S)6.02. All alterations additions, or improvements made by Lessee shall become the property of Lessor at the termination of this lease. Lessor may, however, require that Lessee remove any or all alterations, additions, and improvements installed or made by Lessee, and any other property placed in the premises by Lessee, upon termination of the lease. In the event that Lessor requires Lessee to remove such alterations, additions, or improvements, Lessee shall repair any damage to the premises caused by such removal.

                     ARTICLE 7.  TRADE FIXTURES AND SIGNS

                                Trade Fixtures

     (S)7.01. Lessee shall have the right at all times to erect or install shelves, bins, machinery, or other trade fixtures in, on, or about the leased premises, provided that Lessee complies with all applicable governmental laws, ordinances, and regulations regarding such fixtures. Lessee shall have the right to remove all trade fixtures at the termination of this lease, provided Lessee is not in default under the lease and that the fixtures will be removable without structural damage to the premises. Lessee must repair any damage to the leased premises caused by removal of trade fixtures, and all such repairs must be completed prior to the termination of the lease. Any trade fixtures that have not been removed by Lessee at the termination of this lease shall be deemed abandoned by Lessee and shall automatically become the property of Lessor.

                                     Signs

     (S)7.02. Lessee may put appropriate signs on the property provided that all signage meets the building and sign codes and ordinances of the City of Austin and Travis County. All costs for permits, licenses or variances thereto is to be paid by Lessee. Any sign in excess of 10' x 15' or any lighted sign must be approved by the Lessor. All costs for the preparation, erection, maintenance and dismantling of the signs is the responsibility of the Lessee. At the expiration of the lease and any options, any signs erected by Lessee shall be removed at the expense of the Lessee.

                          ARTICLE 8.  MECHANIC'S LIEN

     (S)8.01. Lessee will not permit any mechanic's lien or liens to be placed upon the leased premises or upon improvements on the premises. If a mechanic's lien is filed on the leased premises or on improvements on the leased premises, Lessee will promptly pay the lien. If default in payment of the lien continues for thirty (30) days after written notice from Lessor to

Lessee, Lessor may, at its option, pay the lien or any portion of it without inquiry as to its validity. Any amounts paid by Lessor to remove a mechanic's lien caused to be filed against the premises or against improvements on the premises by Lessee, including expenses and interest, shall be due from Lessee to Lessor and shall be repaid to Lessor immediately on rendition of written notice.

                      ARTICLE 9.  INSURANCE AND INDEMNITY

                              Property Insurance

     (S)9.01. Lessee shall, at its own expense, during the term of this lease, keep all building and improvements on the leased premises insured against loss or damage by fire or theft, with extended coverage it obtainable at a price not to exceed eighty percent (80%) of the fair market value of the property to be insured per year, to include direct loss by windstorm, hall, explosion, riot, or riot attending a strike, civil commotion, aircraft, vehicles, and smoke, in the aggregate amounts of not less than the full fair insurable value of the buildings and improvements. The deductible on such insurance shall be in such amounts as the Lessee may provide for other properties, provided Lessee self insures for the deductibles. The insurance is to be carried by one or more insurance companies licensed to do business in Texas and approved by Lessor, such approval not to be unreasonably withheld. Such policy or policies of insurance shall name both Lessor and Lessee as named insured. The policies shall provide that any proceeds for loss or damage to buildings or to improvements shall be payable solely to Lessor.

                              Liability Insurance

     (S)9.02. Lessee, at its own expense, shall provide and maintain in force during the term of this lease, liability insurance in the amount of $5,000,000, covering Lessor as well as Lessee, for any liability for property damage or personal injury arising as a result of Lessee's occupation or Lessor's ownership of the leased premises. This insurance is to be carried by one or more insurance companies authorized to transact business in Texas and approved by Lessor.

                    Remedy for Failure to Provide Insurance

     (S)9.03. Lessee shall furnish Lessor with certificates of all insurance required by this article. If Lessee does not provide such certificates within thirty (30) days of obtaining possession, or if Lessee allows any insurance required under this article to lapse, Lessor may, at its option, take out and pay the premiums on the necessary insurance to comply with Lessee's obligations under the provisions of this article. Lessor is entitled to reimbursement from Lessee for all amounts spent by it to procure and maintain such insurance.

                              Hold-Harmless Clause

     (S)9.04a. Lessee agrees to indemnity and Hold Lessor harmless against any and all claims, demands, damages costs and expenses, including reasonable attorney's fees for the defense of such claims and demands, arising from the conduct or management of Lessee's business on the leased premises, or its use of the leased premises or from any breach on the part of Lessee of any conditions of this lease, or from any act or negligence of Lessee, its agents, contractors, employees, subtenants, concessionaires, or licensees in or about the leased premises except to the extent attributable to the acts of negligence, gross negligence or willful misconduct of Lessor. In case of any action or proceeding brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, agrees to defend the action or proceeding by counsel acceptable to Lessor.

     (S)9.04b. Lessor agrees to indemnity and hold Lessee harmless against any and all claims, demands, damages, costs, and expenses, including reasonable attorney's fees for the defense of such claims and demands, arising from the conduct or management of Lessor's business on the leased premises, or its use of the leased premises or from any breach on the part of Lessor of any conditions of this lease, or from any act or negligence of Lessor, its agents, contractors, employees, subtenants, concessionaires, or licensees in or about the leased premises except to the extent attributable to the acts of negligence, gross negligence or willful misconduct of Lessee. In case of any action or proceeding brought against Lessor by reason of any such claim, Lessor, upon notice from Lessee, agrees to defend the action or proceeding by counsel acceptable to Lessee.

                            Waiver of Insurance Loss

     (S)9.05. Lessor and Lessee release each other from any claims for loss or damage to any person or property on the Premises which is caused by or which results from risks insured against under insurance policies carried by Lessor or Lessee and in force at the time at any such loss or damage. Provided, however, the foregoing release shall not apply to losses or property damage in excess of policy limits or to property losses or damages not covered by insurance due to a deductible in policy.

                            Subrogation of Insurance

     (S)9.06. Lessor and Lessee shall cause their respective insurance policies to provide that the insurance company waive all right to recovery by way of subrogation against either party in connection with any damage covered by the policy. Neither Lessor nor Lessee shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this lease. Provided, however, the foregoing waiver or subrogation shall not apply to property losses or damages in excess of policy limits or to losses or damages not covered by insurance due to a deductible in policy.

                 ARTICLE 10.  DAMAGE OR DESTRUCTION OF PREMISES

                                Notice to Lessor

     (S)10.01. If the leased premises or any structures or improvements on the leased premises should be damaged or destroyed by fire, tornado, or other casualty, Lessee shall give immediate written notice of the damage or destruction to Lessor, including a description of the damage and, as far as known to Lessee, the cause of the damage.

                               Total Destruction

     10.02. If the leased premises should be totally destroyed by fire, tornado, or other casualty not the fault of Lessee or any person in or about the leased premises with the express or implied consent of Lessee, or if it should be so damaged by such a cause that rebuilding or repairs cannot be reasonably completed within sixty (60) working days, this lease shall terminate, and rent shall be abated for the unexpired portion of this lease, effective as of the date of written notification as provided in (S)10.01.

                              Partial Destruction

     (S)10.03. If the building or other improvements on the leased premises should be damaged by fire, tornado, or other casualty not the fault of Lessee or any person in or about the leased premises with the express or implied consent of Lessee but not to such an extent that rebuilding or repair cannot reasonably be completed within sixty (60) working days, this lease shall not terminate except as provided in subsections (a) and (b) of this section.

     a. If the partial destruction of the leased premises occurs prior to the final nine months of the lease term, Lessor shall, at its sole cost and risk, proceed immediately to rebuild or repair the damaged buildings and improvements to substantially the condition in which they existed prior to such damage. If the leased premises are untenantable in whole or in part following such damage, the rent payable during the period in which they are untenantable shall be adjusted on a per square toot of roofed building area based with an equitable adjustment for any additional loss of non-building area. In the event that Lessor should fail to complete such rebuilding or repairs within sixty (60) working days from the date of written notification by Lessee to Lessor of the occurrence of the damage, Lessee may terminate this lease by written notification to Lessor. Upon such notification, all rights and obligations under this lease shall cease.

     b.  If partial destruction of the leased premises occurs in the final nine
     (9) months of the lease term, Lessor may terminate this lease. If neither Lessor nor Lessee elect to terminate the lease, Lessor may rebuild or repair the premises and if the leased premises are untenantable in whole or in part following such damage, Lessee may elect to terminate the lease or to continue the lease with the rent for the remainder of the lease period adjusted equitably.

                           ARTICLE 11.  CONDEMNATION

                               Total Condemnation

     (S)11.01. If during the term of this lease, any part of the leased premise should be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this lease shall terminate, and the rent shall be abated during the unexpired portion of this lease, effective as of the date of the taking of the premises by the condemning authority.

                              Partial Condemnation

     (S)11.02. If less than all, but more than twenty percent (20%), of the leased premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, Lessee may terminate the lease thereafter by giving written notice to Lessor after possession of the condemned portion is taken by the entity exercising the power of condemnation.

     If the leased premises are partially condemned and Lessee fails to exercise the option to terminate the lease under this section, or if less than twenty percent (20%) of the leased premises are condemned, this lease shall not terminate, but Lessee may, at its sole expense, restore and reconstruct the building and other improvements situated on the leased premises to make them reasonably tenantable and suitable for the uses for which the premises are leased. The fixed rent payable under
(S)2.01 of this lease shall be adjusted equitably during the unexpired portion of this lease.

                               Condemnation Award

     (S)11.03. Lessor and Lessee shall each be entitled to receive and retain such separate awards, and portions of lump sum awards, as may be allocated to their respective interests in any condemnation proceedings. The termination of this lease shall not affect the rights of the respective parties to such awards.

                             ARTICLE 12.  DEFAULT

                               Default By Lessee

     (S)12.01. If Lessee shall allow the rent to be in arrears more than five
(5) days after written notice of such delinquency, or shall remain in default under any other condition of this lease for a period of ten (10) days after written notice from Lessor, Lessor may, without notice to Lessee, terminate this lease, or in the alternative, Lessor may reenter and take possession of the premises and remove all persons and property without being deemed guilty of any manner of trespass and relet the premises, or any part of the premises, for all or any part of the remainder of the lease term to a party satisfactory to Lessor, and at such monthly rental as Lessor may with reasonable diligence be able to secure. Should Lessor be unable to relet after reasonable efforts to do so or, should such monthly rental be less than the rental Lessee was obligated to pay under this lease, Lessee shall pay the expense of reletting plus the amount of any deficiency in the rent to Lessor.

                               Default By Lessor

     (S)12.02. If Lessor defaults in the performance of any term, covenant or condition required to be performed by it under this agreement, Lessee may elect to do either one of the following:

     a. After not less than ten (10) days' written notice to Lessor, Lessee may remedy such default by any necessary action and, in connection with such remedy, may pay expenses and employ counsel; all sums expended or obligations incurred by Lessee in connection with remedying Lessor's default shall be paid by Lessor to Lessee on demand and, on failure of such reimbursement, Lessee may, in addition to any other right or remedy that Lessee may have, deduct these costs and expenses from rent subsequently becoming due under this lease.

     b. Lessee may terminate this lease on giving at least ten (10) days' written notice to Lessor of such intention. In the event Lessee elects this option, the lease shall be terminated on the date designated in Lessee's notice, unless Lessor has cured the default prior to expiration of the ten day period.

                              Cumulative Remedies

     (S)12.03. All rights and remedies of Lessor and Lessee under this Article shall be cumulative, and none shall exclude any other right or remedy provided by law, or by any other provision of this lease. All such rights and remedies may be exercised and enforced concurrently and whenever, and as often, as occasion for their exercise arises.

                                Waiver Of Breach

     (S)12.04 A waiver by either Lessor or Lessee of a breach of this lease by the other party does not constitute a continuing waiver or a waiver of any subsequent breach of the lease.

                       ARTICLE 13.  INSPECTION BY LESSOR

     (S)13.01. Lessee shall permit Lessor and Lessor's agents, representatives, and employees to enter into and on the leased premises at all reasonable times for the purpose of inspection, maintenance, making repairs or alterations to the premises, or any other purposes necessary to protect Lessor's interest in the leased premises or to perform Lessor's duties under this lease.

                     ARTICLE 14.  ASSIGNMENT AND SUBLEASE

                      Assignment and Subletting by Lessee

     (S)14.01. Lessee may not sublet, assign, encumber, or otherwise transfer this lease, or any right or interest in this lease, or in the leased premises or the improvements on the leased premises, without the written consent of Lessor. If Lessee sublets, assigns, encumbers, or otherwise transfers its rights or interests in this lease or in the leased premises or the improvements on the leased premises without the written consent of Lessor, Lessor may, at its option, declare this lease terminated. In the event Lessor consents in writing to an assignment, sublease, or other transfer of all or any of Lessee's rights under this lease, the assignee or Sublessee must assume all of Lessee's obligations under this lease, and Lessee shall remain liable for every obligation under the lease. Lessor's consent under this section will not be arbitrarily or unreasonably withheld.

     (S)14.02. Lessor may assign or transfer any or all of its interests under the terms of this lease.

                          ARTICLE 15.  MISCELLANEOUS

                             Notices and Addresses

     (S)15.01. All notices required under this lease must be given by certified mail or registered mail, addressed to the proper party at the following addresses:

     LESSEE:

          Hart Graphics, Inc.
          P. 0. Box 968
          Austin, Texas 78767

     LESSOR:

          William L. Hart
          P.O. Box 9802-#501
          Austin, TX 78766
          (512) 467-4465

Either party may change the address to which notices are to be sent it by giving the other party notice of the new address in the manner provided in this section.

                                 Parties Bound

     (S)15.02. This agreement shall be binding upon and inure to the benefit of, the parties to this lease and their respective heirs, executors, administrators, legal representatives, successors, and assigns when permitted by this agreement.

                               Texas Law To Apply

     (S)15.03. This agreement shall be construed under, and in accordance with, the laws of the State of Texas, and all obligations of the parties created by this lease are performable in Travis County, Texas.

                               Legal Construction

     (S)15.04. In case any one or more of the provisions contained in this agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of the agreement, and this agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been included in the agreement.

                          Prior Agreements Superseded

     (S)15.06 This agreement constitutes the solo and only agreement of the parties to the agreement and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this agreement.

                                   Amendment

     (S)15.06. No amendment, modification or alteration of the terms of this agreement shall be binding unless it is in writing, dated subsequent to the date of this agreement, and duly executed by the parties to this agreement.

                         Rights and Remedies Cumulative

     (S)15.07. The rights and remedies provided by this lease agreement are cumulative, and the use of any one right or remedy by either party shall not preclude or waive its rights to use any or all other remedies. These rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

                           Attorney's Fees And Costs

     (S)15.08. If, as a result of a breach of this agreement by either party, the other party employs an attorney or attorneys to enforce its rights under this lease, then the breaching party agrees to pay the other party the reasonable attorney's fees and costs incurred to enforce the lease.

                                 Force Majeure

     (S)16.09. Neither Lessor nor Lessee shall be required to perform any term, condition, or covenant in this lease so long as performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riots, floods, and any other cause not reasonably within the control of Lessor or Lessee and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or overcome.

                                Time Of Essence
     (S)16.10. Time is of the essence in this agreement.

     The undersigned Lessor and Lessee execute this agreement on January 1, 1995, at Austin, Travis County, Texas.

LESSEE:                            LESSOR:

Hart Graphics, Inc.                William L. Hart

By    /s/  J. Brit Kaufmann        By    /s/  William L. Hart
  -------------------------------    ------------------------------
  Its  Treasurer and CFO




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